EXHIBIT 10.11

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is made and entered into as of May 5, 1996, between EKWILL PARTNERS, Ltd., a California limited Partnership (“Lessor”) and McGHAN MEDICAL CORPORATION, a California corporation (“Lessee”).

RECITALS:

A.            Lessor and Lessee entered into a lease dated for reference May 1, 1996 (“the Lease”) pursuant to which Lessor leased to Lessee and Lessee hired from Lessor 4,468 sq.ft. (the “Premises”) of the building commonly known as 5520 Ekwill Street, Santa Barbara, California (the “Building”).

B.            Lessee currently subleases from Geodynamics Corporation an additional 15,956 sq.ft. in the Building (the “Additional Space”). Lessee’s sublease with Geodynamics Corporation expires February 28, 1997. Lessee desires to lease directly from Lessor the Additional Space effective upon the termination of Lessee's Sublease with Geodynamics Corporation on the terms and conditions described in the Lease.

NOW, THEREFORE, in consideration of the premises described above, and other good and valuable consideration, the parties agree as follows:

1.             BASIC LEASE PROVISIONS

Effective March 1, 1997, Items 2 and 3 of the Basic Lease Provisions of the Lease Provisions of the Lease are deleted in their entirety and replaced with the following:

“2.           Leased Area:  20,424 Square Feet.

3.             Lessee’s Percentages:  Building:  48:10%; Common Area:  24.09%.”

2.             COMMENCEMENT OF TERM

The term of the Lease for the Additional Space shall commence on March 1, 1997 and terminated on July 31, 2005.

CONFIDENTIAL

[SEAL OF McGHAN MEDICAL CORPORATION

PROPRIETARY INFORMATION]

3.             RIGHT TO EXTEND

The right to extend the term of the Lease set forth in Section 2.3 shall apply to both the Premises and the Additional Space in their entirely.

4.             INITIAL ANNUAL RENT

The Initial Annual Rent for the Additional Space shall be a per sq.ft. amount equal to the per sq. ft. rent then payable under the terms of the Lease as to the Premises, multiplied by the total square footage in the Additional Space of 15,956 sq. ft. Rental installments for the Additional Space shall be adjusted at the same time and in the same manner as rental adjustments for the Premises. The rental adjustment effective January 1, 1998, shall be based upon the change in the index for the full prior 12 months so as to remain equal to the per sq. ft. rent payable under the Lease with respect to the Premises.

5.             ADDITIONAL RENT

Lessee shall pay Additional Rent for the Additional Space on the same terms and conditions as for the Premises. Lessee’s proportionate share of all Building Operating Expenses of the Premises and the Additional Space is 48.10%. Lessee’s proportionate share of Common Area Operating Expenses for the Premises and the Additional space is 24.09%.

6.             SECURITY DEPOSIT

As soon as the Initial Annual Rent for the additional space is known, but no later than March 1, 1997, Lessee shall deliver to Lessor cash in an amount equal to the first month’s rent for the Additional Space, which sum shall be added to the security deposit previously delivered to Lessor with respect to the Premises. The initial security deposit for the Premises and the additional security deposit delivered with respect to the Additional Space shall be treated as a single deposit and used, applied or attained by Lessor on the terms and provisions in Paragraph 4 of the Lease.

7.             CONDITION OF ADDITIONAL SPACE

Lessee acknowledges and agrees that is has been in possession of the Additional Space for an extended period of time and is fully familiar with the condition thereof, and accepts the Additional Space strictly on an “AS IS” basis.

8.             NO FURTHER AMENDMENTS

Except as expressly set forth herein, all of the terms and provisions of the Lease are hereby ratified and approved and shall constitute the agreement of the parties for the lease of the Premises and the Additional Space.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

LESSOR:	EKWILL PARTNERS, LTD., a California
limited partnership

	By	/s/	Jeffrey C. Bermant
Jeffrey C. Bermant,
General Partner

130 Cremona Drive, Suite D
Goleta, CA 93117

LESSEE:	McGHAN MEDICAL CORPORATION

	By	/s/	Donald K. McGhan
Donald K. McGhan,
Chief Executive Officer

5540 Ekwill Street
Santa Barbara, CA 93111